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                                                                     Exhibit 8.1


                       [LETTERHEAD OF LATHAM & WATKINS]



                                August 10, 1998


Excel Realty Trust, Inc.
16955 Via Del Campo, Suite 100
San Diego, California 92127

  Re:  Excel Realty Trust, Inc.--Merger of ERT Merger Sub, Inc. with and into
       ----------------------------------------------------------------------
       New Plan Realty Trust
       ---------------------


Ladies & Gentlemen:

     We have acted as special tax counsel to Excel Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the merger (the "Merger") of ERT Merger Sub, Inc., a Maryland corporation ("Sub") and wholly-owned subsidiary of the Company, with and into New Plan Realty Trust, a Massachusetts business trust ("New Plan"). You have requested our opinion regarding certain federal income tax consequences of the Merger.

     In formulating our opinion, we have examined such documents as we deemed appropriate, including (i) the Agreement and Plan of Merger (together with all exhibits and the first amendment thereto, the "Merger Agreement"), dated as of May 14, 1998, by and among the Company, Sub and New Plan, and (ii) the Registration Statement on Form S-4, as filed by the Company with the Securities and Exchange Commission as of August 10, 1998, in which the Joint Proxy Statement/Prospectus of the Company and New Plan is included as a prospectus (with all amendments thereto, the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of the Company, Sub and New Plan.

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LATHAM & WATKINS

Excel Realty Trust, Inc.
August 10, 1998
Page 2

     Our opinion set forth below assumes (1) the accuracy and completeness of the statements and facts concerning the Merger set forth in the Merger Agreement and the Registration Statement, (2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement, and (3) the accuracy and completeness of the representations made by New Plan, Sub and Excel, which are set forth in the certificate delivered to us by New Plan, Sub and Excel, dated the date hereof (the "Certificate"). The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, information, statements and representations set forth in the documents, filings and the Certificate referred to herein.

     In our examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. Except as otherwise indicated in this opinion, capitalized terms not otherwise defined herein shall have the same meanings assigned to such terms by the Merger Agreement.

     Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions and limitations set forth herein, we are of the opinion that:

     (i) for federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     (ii) each of the Company and New Plan will be a party to such reorganization within the meaning of Section 368(b) of the Code.

     (iii) the statements set forth in the Registration Statement under the caption "Federal Income Tax Consequences of the Merger" appearing on pages 50 and 51 of the Registration Statement, to the extent that such statements constitute matters of law, summaries of legal matters, or legal conclusions, are an accurate summary of the material federal income tax consequences of the Merger of the Company.

     We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein.

     Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, including those contained in the Merger Agreement, the Registration Statement, or the Certificate, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.
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LATHAM & WATKINS

Excel Realty Trust, Inc.
August 10, 1998
Page 3


     Except as set forth above, we express no other opinion as to the tax consequences of the Merger and related transactions to any party under federal, state, local or foreign laws. This opinion is rendered to you solely in connection with the satisfaction of Section 8.3(b) of the Merger Agreement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. Our opinion is not binding on the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions herein and, further, transactions and events occurring after the Effective Time may adversely affect the accuracy of the conclusions herein.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                        Very truly yours,

                                        /s/  Latham & Watkins